               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                CURTISS-WRIGHT CORPORATION
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                            [CURTISS-WRIGHT LOGO]

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Curtiss-Wright Corporation ("Curtiss-Wright"), a Delaware corporation, to be held on Friday, April 26, 2002 at the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, New Jersey commencing at 2:00 p.m., local time.

    At the Annual Meeting:

    1. Holders of Class B common stock will be asked to consider and vote upon the election of seven Class B directors;

    2. Holders of Common stock will be asked to consider and vote upon the election of one Common director;

    3. Holders of Common stock and Class B common stock will be asked to consider and act upon a proposal to amend the Corporation's 1995 Long-Term Incentive Plan to increase the number of shares reserved for issuance thereunder by 500,000 additional shares;

    4. Holders of Common stock and Class B common stock will be asked to consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent accountants for the 2002 fiscal year;

    5. Holders of Common stock and Class B common stock will be asked to consider and transact such other business as may properly come before the meeting.

    Only holders of Class B common stock are entitled to vote in the election of the Class B directors. Only holders of Common stock are entitled to vote in the election of the Common director. The attached Proxy Statement presents the details of these proposals.

    OUR BOARD OF DIRECTORS HAS UNANIMOUSLY NOMINATED THE CLASS B DIRECTORS AND THE COMMON DIRECTOR AND APPROVED PROPOSALS 3 AND 4 ABOVE AND RECOMMENDS A VOTE FOR THE NOMINEES FOR CLASS B DIRECTOR AND THE COMMON DIRECTOR, AND A VOTE FOR THE PROPOSALS' APPROVAL AND ADOPTION.

    YOUR PARTICIPATION AND VOTE ARE IMPORTANT. THE ELECTION OF EACH CLASS OF DIRECTORS WILL NOT BE EFFECTED WITHOUT THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE RESPECTIVE OUTSTANDING CLASS OF COMMON STOCK VOTING AT THE ANNUAL MEETING. THE ADOPTION OF PROPOSALS 3 AND 4 WILL NOT BE EFFECTED WITHOUT THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF ALL THE OUTSTANDING COMMON STOCK, VOTING AS A SINGLE CLASS, PRESENT AND VOTING AT THE ANNUAL MEETING.

    FOR FURTHER INFORMATION REGARDING THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING, I URGE YOU TO CAREFULLY READ THE ACCOMPANYING PROXY STATEMENT, DATED MARCH 7, 2002. If you have more questions about these proposals or would like additional copies of the Proxy Statement, you should contact Gary J. Benschip, Treasurer of Curtiss-Wright Corporation, 1200 Wall Street West, Lyndhurst, New Jersey 07071; telephone: (201) 896-8400. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope or by electronic means. This will not limit your right to attend or vote at the Annual Meeting.


                                          Sincerely,
                                          Martin R. Benante
                                          MARTIN R. BENANTE
                                          Chairman and Chief Executive Officer

                           CURTISS-WRIGHT CORPORATION
               1200 WALL STREET WEST, LYNDHURST, NEW JERSEY 07071

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
  CURTISS-WRIGHT CORPORATION:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Curtiss-Wright Corporation, a Delaware corporation, will be held at the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, New Jersey on Friday, April 26, 2002, at 2:00 p.m., for the following purposes:

        (1) To elect seven Class B common stock directors, each to hold office until the next Annual Meeting of Stockholders, and until his or her successor shall have been elected and shall qualify;

        (2) To elect one Common stock director to hold office until the next Annual Meeting of Stockholders, and until his or her successor shall have been elected and shall qualify;

        (3) To consider and act upon a proposal to amend the Corporation's 1995 Long-Term Incentive Plan to increase the number of shares reserved for issuance thereunder by 500,000 additional shares;

        (4) To appoint independent accountants for the current year, PricewaterhouseCoopers LLP having been nominated as such by the board of directors; and

        (5) To consider and transact such other business as may properly come before the meeting.

    Only record holders of Common stock and Class B common stock at the close of business on March 5, 2002 are entitled to notice of and to vote at the Annual Meeting. Only record holders of Common stock are entitled to vote on the election of the Common stock director, and only record holders of the Class B common stock are entitled to vote on the election of the Class B directors. Record holders of both classes of stock are entitled to vote as a single class on all other matters submitted to a vote of the stockholders. A list of such holders for each class of common stock will be available for examination by any stockholder at the meeting and at the offices of the Corporation, 1200 Wall Street West, Lyndhurst, New Jersey 07071, during the ten days preceding the meeting date.

    All stockholders are cordially invited to attend the meeting in person. Stockholders who plan to attend the meeting in person are nevertheless requested to sign and return their proxies to make certain that their stock will be represented at the meeting should they be prevented unexpectedly from attending.

                                           By Order of the Board of Directors,

                                                        MICHAEL J. DENTON,
                                                                 Secretary

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

March 2002

                           CURTISS-WRIGHT CORPORATION
               1200 WALL STREET WEST, LYNDHURST, NEW JERSEY 07071

                                PROXY STATEMENT

    This proxy statement is being furnished by Curtiss-Wright Corporation (hereinafter called the "Corporation" or the "Company") on or about March 18, 2002 in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

    The Company's Restated Certificate of Incorporation provides that the holders of Class B common stock are entitled to elect at least 80% of the members of the board. As a result, the holders of Class B common stock are currently entitled to elect seven directors (the "Class B directors") and the holders of Common stock are currently entitled to elect one director (the "Common director").

    As of March 5, 2002, the record date for determining the holders of stock entitled to notice of and to vote at the annual meeting, there were 6,001,170 shares of Common stock ("Common stock") outstanding, and there were 4,382,102 shares of Class B common stock ("Class B common stock") outstanding constituting all the voting stock of the Corporation entitled to vote at the Annual Meeting. Each share of stock is entitled to one vote. Only holders of Class B common stock are entitled to vote in the election of the Class B directors, and only holders of Common stock are entitled to vote in the election of the Common director. A majority of the Class B common stock present in person or represented by proxy at the meeting and actually cast, will elect the Class B directors, and a majority of the Common stock present in person or represented by proxy at the meeting and actually cast, will elect the Common director. In all other matters submitted to a vote of stockholders, holders of Common stock and Class B common stock will vote together as a single class.

    The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common stock and Class B common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for purpose of voting on the amendment to the 1995 Long-Term Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for fiscal year 2002. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting is necessary to constitute a quorum at the Annual Meeting for purposes of the election of each class of directors.

    The proxy card provides space for a stockholder to withhold voting for any or all nominees for the board of directors, and to abstain from voting for the amendment to the 1995 Long-Term Incentive Plan and the appointment of independent accountants. The election of directors requires a plurality of the votes cast by each class of stock. The approval of the amendment to the 1995 Long-Term Incentive Plan and the appointment of the independent accountants require the affirmative vote of a majority of the shares of Common stock and Class B common stock, as a single class, present in person or represented by proxy. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting. An abstention will be treated as a negative vote with respect to each matter other than the election of a director as to whom the stockholder abstained. As to broker non-votes, if a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, the shares represented by the non-votes will not be considered as present and entitled to vote with respect to that matter.

    All shares of Common stock and Class B common stock which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted as recommended by our board of directors. If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

    Any proxy given pursuant to this solicitation may be revoked by the stockholder giving it at any time before its use by delivering to the Secretary of the Corporation at the above address of the Corporation, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                        PERSONS MAKING THE SOLICITATION

    This solicitation of proxies is made on behalf of the board of directors of the Corporation, and the cost thereof will be borne by the Corporation. The Corporation will reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the stock of the Corporation. In addition, a number of employees, officers and directors of the Corporation (none of whom will receive any compensation therefore in addition to his regular compensation) may solicit proxies. The solicitation will be made by mail and in addition, the telephone, telegrams, facsimile and other electronic communication and personal interviews may be utilized.

                  HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

    The Securities and Exchange Commission recently approved a new rule governing the delivery of annual disclosure documents. The rule allows the Corporation to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family. This rule benefits both stockholders and the Corporation. It reduces the volume of duplicate information received at your house and helps to reduce the Corporation's expenses. Each stockholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll-free number, 1-800-416-3745. If you would like to receive your own set of the Corporation's annual disclosure documents in future years, please follow the directions below. Similarly, if you share an address with another Curtiss-Wright stockholder and together both of you wish to receive only a single set of the Corporation's annual disclosure documents, please follow these directions: Please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them, 1-800-416-3745, or writing to them at 6201-15th Avenue, Brooklyn, New York 11219.

                      DEADLINE FOR RECEIPT OF STOCKHOLDER
                       PROPOSALS FOR 2003 ANNUAL MEETING

    Pursuant to regulations of the United States Securities and Exchange Commission (the "SEC"), shareholders who intend to submit proposals for inclusion in the Corporation's proxy materials for the 2003 Annual Meeting must do so no later than November 26, 2002. This requirement is separate from the SEC's other requirements that must be met to have a shareholder proposal included in the Corporation's Proxy Statement. In addition, this requirement is independent of certain other notice requirements of the Corporation's
Restated By-laws described immediately below. All shareholder proposals and notices should be submitted to Michael J. Denton, Secretary, Curtiss-Wright Corporation, 1200 Wall Street West, Lyndhurst, New Jersey 07071. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended SEC Rule 14a-4(c)(1), the Corporation shall exercise discretionary voting authority to the extent conferred by proxy with respect to shareholder proposals received after February 8, 2003.

    If a shareholder of record wishes to nominate directors or bring other business to be considered by shareholders at the 2003 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under the Corporation's Restated By-laws, nominations of directors or other proposals by shareholders must be made in writing to the Corporation no later than January 26, 2003 and no earlier than December 26, 2002. However, if the date of the 2003 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2002 Annual Meeting, then such nominations and proposals must be delivered in writing to the Corporation no earlier than 120 days prior to the 2003 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2002 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2003 Annual Meeting is first made.

    All shareholder proposals and notices should be submitted to Michael J. Denton, Secretary, Curtiss-Wright Corporation, 1200 Wall Street West, Lyndhurst, New Jersey 07071. Please note that these requirements relate only to matters proposed to be considered for the 2003 Annual Meeting. They are separate from the SEC's requirements to have shareholder proposals included in the Corporation's 2003 Proxy Statement.

                                APPRAISAL RIGHTS

    Holders of either class of Curtiss-Wright common stock are not entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware in connection with any of the matters discussed in this proxy statement.

                                RECAPITALIZATION

    In November 2001, the Corporation completed its tax-free recapitalization of its common stock. The recapitalization permitted a tax-free distribution by Unitrin, Inc. ("Unitrin") to its shareholders of its approximately 44% equity position in the Corporation.

    Unitrin owned approximately 4.4 million or 44% of the then outstanding shares of the Corporation. Under the recapitalization plan, and in order to meet certain tax requirements, these shares were exchanged for an equivalent number of shares of a new Class B common stock which are entitled to elect 80 percent of the Corporation's board of directors. Unitrin immediately distributed the Class B shares to its approximately 8,000 registered stockholders in a tax-free distribution. The holders of the remaining outstanding shares of the Corporation's Common stock are entitled to elect up to 20% of the Corporation's board of directors. Other than the right to elect directors, the two classes of common stock vote as a single class (except as required by law) and are equal in all other respects. The Class B common stock is also listed on the New York Stock Exchange.

    Also in connection with the recapitalization, the Corporation's shareholders approved certain amendments to its Restated Certificate of Incorporation and By-laws providing for, among other things, the elimination of the shareholders' ability to act by written consent or call a special meeting, and the requirement of a two-thirds vote of shareholders to amend certain provisions of the Restated Certificate of Incorporation. Copies of the Restated Certificate of Incorporation and By-laws are attached as Appendix C-1 and Appendix D-1, respectively, to the Corporation's Definitive Proxy Material on Schedule 14A, filed with the United States Securities and Exchange Commission on September 5, 2001.

                               PROPOSALS 1 AND 2
                             ELECTION OF DIRECTORS

    At this Annual Meeting eight directors are to be elected, each to hold office until the next Annual Meeting and until his or her successor shall have been duly elected and shall qualify except as set forth below. Each nominee has been recommended for election by the committee on directors and governance of the board of directors and by the board. In the event that any such nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee. However, the board of directors has no reason to believe that any of the nominees described below will be unavailable for election.

    Pursuant to the Restated Certificate of Incorporation, record holders of the Class B common stock are entitled to elect 80% of the members of the board of directors (rounded upwards, if necessary) and holders of the Common stock are entitled to elect the remaining directors (but in no event less than one director). In connection with the Unitrin divestiture of its 44% interest in the Corporation in November 2001, the board of directors fixed the number of directors at eight, one of whom is elected by the holders of Common stock and seven of whom are elected by the holders of Class B common stock. Prior to November 2001, the board consisted of eight directors. The following table shows the members of the different classes of the board of directors. The board of directors has the ability to change the size and composition of the board of directors. However, to ensure that there will be at least one Common stock director at all times, the board of directors may not consist of fewer than five members.

                      DIRECTOR                                CLASS
                      --------                                -----
Martin R. Benante....................................  Class B common stock
James B. Busey IV....................................  Class B common stock
David Lasky..........................................  Class B common stock
William B. Mitchell..................................  Class B common stock
John R. Myers........................................  Class B common stock
William W. Sihler....................................  Class B common stock
J. McLain Stewart....................................  Class B common stock
S. Marce Fuller......................................  Common stock

TERM OF OFFICE

    The eight nominees listed are to serve one-year terms of office, are currently directors of the Company and have indicated their willingness to serve. However, if any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for the nominee designated by the present board to fill the vacancy. The term of office of each person elected as a director will continue until the 2003 Annual Meeting or until a successor has been elected and qualified.

    The board of directors recommends that the stockholders vote "FOR" the nominees listed below:


                        BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION FOR LAST FIVE   FIRST    CLASS OF
                             YEARS; DIRECTORSHIPS IN PUBLIC CORPORATIONS AND         YEAR      COMMON
         NAME                           INVESTMENT COMPANIES; AGE                   ELECTED    STOCK
         ----           ----------------------------------------------------------  -------    -----
Martin R. Benante       Chairman of the Board of Directors and Chief Executive      1999      Class B
                        Officer of Curtiss-Wright Corporation since April 2000;
                        formerly President and Chief Operating Officer from
                        April 1999 to April 2000; formerly Vice-President of the
                        Corporation since April 1996; formerly President of
                        Curtiss-Wright Flow Control Corporation from March
                        1995 to April 1999, Age 49.

                                                  (table continued on next page)

(table continued from previous page)

                        BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION FOR LAST FIVE   FIRST    CLASS OF
                             YEARS; DIRECTORSHIPS IN PUBLIC CORPORATIONS AND         YEAR      COMMON
         NAME                           INVESTMENT COMPANIES; AGE                   ELECTED    STOCK
         ----           ----------------------------------------------------------  -------    -----
James B. Busey IV       Aviation safety and security consultant, April 1996-pre-     1995     Class B
                        sent; Director, Mitre Corporation since February 1995;
                        Director, Texas Instruments, Incorporated since July 1993;
                        President and Chief Executive Officer of the Armed Forces
                        Communications and Electronics Association, September
                        1993-April 1996; Age 69.

S. Marce Fuller         President, Chief Executive Officer, and Director of Mirant   2000      Common
                        Corporation, a competitive energy company (formerly known
                        as Southern Energy, Inc.) since July 1999; President and
                        Chief Executive Officer of Mirant Americas Energy
                        Marketing, LP September 1997 -- July 1999; Executive
                        Vice-President of Mirant Corporation from October 1998 to
                        July 1999; Senior Vice President of Mirant Corporation
                        from May 1996 to October 1998; Vice President of Mirant
                        Corporation 1994-1996; Age 41.

David Lasky             Consultant, Curtiss-Wright Corporation since April 2000;     1993     Class B
                        Director, Primex Technologies, Inc. from January 1997 to
                        January 2001; formerly Chairman of the Board of Directors
                        of Curtiss-Wright Corporation from May 1995 to April 2000;
                        formerly Chief Executive Officer of Curtiss-Wright
                        Corporation from April 1999 to April 2000; formerly
                        President of Curtiss-Wright Corporation from 1993 to April
                        1999. Age 69.

William B. Mitchell     Director, Mitre Corporation since May 1997; Director,        1996     Class B
                        Primex Technologies, Inc. from January 1997 to January
                        2001; Vice Chairman, 1993-1996, Director, 1990-1996 and
                        Executive Vice President, 1987-1993 of Texas Instruments
                        Incorporated; Chairman, American Electronics Association,
                        September 1995-September 1996; Age 66.

John R. Myers           Chairman and Chief Executive Officer, Tru-Circle Corpo-      1996     Class B
                        ration since June 1999; Director, Iomega Corporation since
                        1994; limited partner of Carlisle Enterprises, a venture
                        capital group, since 1993; Consultant, UNC, Inc.,
                        August-December 1996; Chairman of the Board of Garrett
                        Aviation Services, 1994-1996; Age 65.

William W. Sihler       Professor of Business Administration, Darden Graduate        1991     Class B
                        School of Business Administration, University of Virgin-
                        ia. Age 64.

J. McLain Stewart       Director, McKinsey & Company, Management Consultants,        1989     Class B
                        until 1997. Age 85.

OTHER DIRECTORSHIPS

    Directors of the Company are presently serving on the following boards of directors of other companies:


              NAME OF DIRECTOR                                    COMPANY
              ----------------                                    -------
James B. Busey IV............................  Texas Instruments, Incorporated
                                               Mitre Corporation
S. Marce Fuller..............................  Mirant Corporation
                                               Earthlink, Inc.
William B. Mitchell..........................  Mitre Corporation
John R. Myers................................  Iomega Corporation
                                               Tru-Circle Corporation

CERTAIN LEGAL PROCEEDINGS

    Ms. Fuller served as an executive officer of Mobile Energy Services Company, LLC (Mobile Energy) from 1995 until July 2001 and she served as president and chief executive officer of its parent company Mobile Energy Services Holdings, Inc. (MESH) from August 1997 to January 1999. Mobile Energy owns a generating facility which provides power and steam to a tissue mill in Mobile, Alabama. Mobile Energy and MESH filed for bankruptcy on January 14, 1999 in response to the announcement by its then largest customer, a pulp mill, of plans to cease operations in September 1999. A proposed plan of reorganization for Mobile Energy and MESH is pending before the bankruptcy court.

BENEFICIAL OWNERSHIP

    The following table sets forth information concerning the ownership of common stock of the Corporation by each director and nominee, each of the executive officers named in the Summary Compensation Table below and all directors and executive officers as a group, as of February 1, 2002. The shares are owned directly and the owner has the sole voting and investment power in respect thereof.

                                                      NUMBER OF SHARES       % OF         CLASS OF
             NAME OF BENEFICIAL OWNER                BENEFICIALLY OWNED   OUTSTANDING   COMMON STOCK
             ------------------------                ------------------   -----------   ------------
Martin R. Benante(1)...............................        32,482           (2)          Common
James B. Busey IV(3)...............................         3,151           (2)          Common
S. Marce Fuller(4).................................           389           (2)          Common
David Lasky(5).....................................        99,322           1.7%         Common
William B. Mitchell(6).............................         2,955           (2)          Common
John R. Myers(6)...................................         1,393           (2)          Common
Gerald Nachman(7)..................................        80,039           1.4%         Common
Joseph Napoleon(8).................................         9,434           (2)          Common
William W. Sihler(6)...............................         1,326           (2)          Common
J. McLain Stewart(9)...............................         1,227           (2)          Common
Glenn E. Tynan(10).................................           518           (2)          Common
George J. Yohrling(11).............................        31,265           (2)          Common
Directors and Executive Officers as a group
  (14 persons)(12).................................       274,990           4.8%         Common

---------

 (1) Of the total number of shares, 31,548 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (2) Less than one percent.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) Includes 311 shares of restricted common stock issued pursuant to the Corporation's 1996 Stock Plan for Non-Employee Directors and rounding down to the next whole share for fractional shares purchased pursuant to a broker dividend reinvestment plan.

 (4) Shares are restricted common stock issued pursuant to the Corporation's 1996 Stock Plan for Non-Employee Directors.

 (5) Of the total number of shares, 47,480 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1995 Long-Term Incentive Plan.

 (6) Includes 311 shares of restricted common stock issued pursuant to the Corporation's 1996 Stock Plan for Non-Employee Directors.

 (7) Of the total number of shares, 46,053 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (8) Of the total number of shares, 9,134 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (9) This consists of 311 shares of restricted common stock issued pursuant to the Corporation's 1996 Stock Plan for Non-Employee Directors and 400 shares which are indirectly beneficially owned as custodian pursuant to the Uniform Gift to Minors Act.

(10) Represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1995 Long-Term Incentive Plan.

(11) Of the total number of shares, 24,546 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

(12) Of the total number of shares, 170,102 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During fiscal year 2001, there were no material proceedings to which any director, nominee, or executive officer of the Corporation is a party adverse to the Corporation or any of its subsidiaries or has a material interest adverse to the Corporation. No director, nominee or executive officer has been indebted in excess of $60,000 to the Corporation or any of its subsidiaries during the last fiscal year.

    During fiscal year 2000, the Corporation entered into a retirement and consulting arrangement with David Lasky which provided for his retirement as of April 10, 2000, from his position as chairman and chief executive officer of the Company and each of its affiliates for all purposes. The agreement further provides that Mr. Lasky shall serve as a consultant to the Company commencing on his retirement date and ending on April 9, 2003.

    During fiscal year 2001, commencing on April 9, 2001, the Company began paying Mr. Lasky, over 12 equal monthly installments, a consulting fee at the annual rate of $300,000. During the 12-month period commencing on April 9, 2002, Mr. Lasky's consulting fee will be at the annual rate of $200,000. The agreement also provides for other health and welfare benefits under the Company's existing programs for Mr. Lasky and his spouse. A copy of Mr. Lasky's agreement is attached as Exhibit (10)(xi) to the Company's Annual Report on Form 10-K for fiscal year ended December 31, 2000, filed with the United States Securities and Exchange Commission on March 19, 2001.

    Mr. Lasky remains a member of the Company's board of directors subject to subsequent election by the shareholders. During the consulting period, Mr. Lasky is not entitled to compensation for serving as a member of the board. The Company's obligations under the consulting arrangement are not dependent upon Mr. Lasky's continued service as a member of the board of directors. In addition to receiving his consulting fee, Mr. Lasky received compensation for certain long-term incentive awards granted to him while he was an employee of the Corporation. For year 2001, Mr. Lasky exercised stock options resulting in income of $1,003,693, and received $135,334 as payment for performance units awarded to him in November 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of filings under Section 16(a) of the Exchange Act, as amended, received by it, or written representations from certain reporting persons, the Corporation believes that during fiscal year 2001, all Section 16(a) filing requirements were met.

                 OPERATION OF BOARD OF DIRECTORS AND COMMITTEES

    During 2001 the board of directors held nine meetings. All of the directors attended at least 94% of the aggregate of all meetings in 2001 of the board of directors and committees on which they served.

    The audit committee, presently consisting of Messrs. William W. Sihler, James B. Busey IV and Ms. S. Marce Fuller, met five times during 2001. The committee's functions include the following: serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system; reviewing and appraising the audit efforts of the Corporation's independent accountants; providing an open avenue of communication among the independent accountants, the Corporation's financial and senior management and the board of directors; and making recommendations to the board as to the nomination of independent accountants for appointment by the stockholders. The audit committee acts under a written charter first adopted and approved by the board of directors in April 2000. Each of the members of the audit committee is "independent" as defined by the New York Stock Exchange listing standards. A copy of the audit committee's charter is attached as Appendix 1 to the Corporation's Definitive Proxy Materials filed with the Securities and Exchange Commission on March 19, 2001.

    The executive compensation committee, presently consisting of Messrs. John
R. Myers, William B. Mitchell, and J. McLain Stewart, met four times during 2001. This committee reviews compensation of elected officers prior to submission to the board; establishes specific awards to be made to individuals under the Corporation's Modified Incentive Compensation Plan and the Corporation's 1995 Long-Term Incentive Plan; and reviews the establishment and/or amendment of executive compensation plans.

    The committee on directors and governance (formerly known as the nominating committee), presently consisting of Messrs. J. McLain Stewart, James B. Busey IV, David Lasky, and John R. Myers, met one time in 2001. Consistent with the change of the committee's name, the committee's responsibilities as expanded include the following: (i) recommending to the board of directors nominees for election as directors; (ii) establishing procedures for identifying candidates for the board and periodically reviewing potential candidates; (iii) recommending to the board criteria for board membership; (iv) developing recommendations to enhance the board's effectiveness; and (v) reviewing and making recommendations relating to the board's compensation. Any stockholder may recommend nominees to the committee for consideration by writing to the Secretary of the Corporation. Such submission should include the full name and address of each proposed nominee, a statement of his or her business experience and qualifications and a written statement from the proposed nominee consenting to his or her nomination and agreeing to serve if elected.

                          REPORT OF AUDIT COMMITTEE(1)

    In fulfilling the oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements for the fiscal year ended December 31, 2001.

    The audit committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee discussed with the independent accountants their independence from management and the Corporation including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence. The audit committee also discussed with the auditors the matters set forth in the Statement of Auditing Standards No. 61.

    The audit committee discussed with the Corporation's internal and independent auditors the overall scopes and plans for their respective audits. The audit committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Corporation's financial reporting.

    Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          WILLIAM W. SIHLER, Chairman
                                          JAMES B. BUSEY IV
                                          S. MARCE FULLER

---------
(1) The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Corporation under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                             EXECUTIVE COMPENSATION

      REPORT OF EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The executive compensation committee (the "Committee") of the board of directors is responsible for the administration of the executive compensation program of the Corporation. The committee is composed of three independent non-employee directors who are not eligible to participate in the Corporation's compensation plans for employees.

    In 2001, the compensation of the executive officers of the Corporation consisted of salary, cash bonus awards under the Modified Incentive Compensation Plan (the "Bonus Plan") of the Corporation and non-qualified stock options and performance units pursuant to the Corporation's 1995 Long-Term Incentive Plan ("1995 LTI Plan"). The amount of compensation for each of these elements is arrived at through consideration of a number of objective and subjective factors.

SALARY

    Officer salaries are subject to annual review by the committee and are adjusted on the basis of competitive salary ranges for the officers' positions, individual performance and the officers' contributions to the Corporation. Also considered in 2001 were survey data related to compensation of officers in the Corporation's peer group of companies, the recommendations of the Corporation's compensation consultant as to appropriate target salary levels for the Corporation's officers, and each officer's years of service and total compensation received in 2000 and 1999. A number of objective financial measures of performance, corporate or business unit, as appropriate, were also considered. The board acts upon the recommendations of the committee as to salary adjustments. In determining Mr. Benante's salary, the committee took into account the compensation paid by other corporations of similar size and nature and Mr. Benante's years of service and other non-salary compensation. The committee also considered specific measures of corporate performance, including return on assets, return on capital employed, return on equity, and operating cash flow, both for the full years 2000 and 1999, and on a year-to-date basis, for 2001. In 2001, Mr. Benante's annual salary rate was established to be in line with the salaries paid by other corporations of similar size and nature to their chief executive officers of similar years of service.

BONUS

    Since 1998, the Corporation's Bonus Plan has been structured to align the awards granted under the Bonus Plan with the performance of the Corporation and its business units as well as to place a value on individual achievements. Payments under the Bonus Plan are made both to officers and to a broad group of other key employees. The amount of the annual bonus paid to each participant, including Mr. Benante, under the bonus plan is based on the attainment of performance objectives agreed to by senior management, and the committee early in the fiscal year. The 2001 bonus awards were made early in the year, and were based on performance during 2000. Early in the year, each participant in the Bonus Plan is notified of a pre-set bonus range, including a threshold level below which no bonus will be paid, a target at which the full "contemplated" bonus would be paid and a maximum award level above the target level. The threshold level is pre-set at approximately 50% of the target and the maximum is set at 200% of the target. Sixty percent (60%) of each bonus award is based on a pre-established quantitative objective ("business unit's operating earnings") and forty percent (40%) on pre-established individual qualitative objectives. A target level of operating earnings was proposed by senior management and approved by the committee. In addition to the quantitative factor, the committee also considered the success of participants in attaining their pre-agreed qualitative performance objectives for the year. The qualitative objectives are non-financial in nature, but are measurable and weighted as appropriate to their relative importance to the success of the Corporation.

LONG-TERM INCENTIVE AWARDS

    In 2001 the awards made under the 1995 LTI Plan consisted of performance units and stock options. Made to a broad group of key employees in addition to corporate officers, they are intended to attract and retain highly qualified key employees and to provide those employees with an additional incentive to work over a longer period toward increasing the value of the Corporation and improving the results of the business units with which they are associated.

    In determining the 2001 long-term incentive target awards the committee considered the effect that the efforts of the recipients could have on the growth of the Corporation and their value to the business. In awarding target awards in performance units to its key employees and executive officers, the committee considered specific objectives relating to increases in the gross average annual sales of the individual business unit or the Corporation as a whole, as appropriate, over a three year period ending December 31, 2004, and to the average annual return on capital, as defined, during the same period for the respective organizations. The committee also considered the amount of 2001 and 2000 base pay, the annual bonus received by the awardees in each of those years and the 2000 stock options and performance unit awards that each had received.

    In awarding stock options to its key employees and executive officers, the committee considered the effect such persons' efforts could have on the growth of the Corporation. Options were granted with an exercise price of 100% of the market price on the date of grant. Except for those options granted to the Executive Vice Presidents of the Corporation, the options are exercisable to the extent of one third of the total number of shares covered beginning on the first anniversary of the grant, two thirds from the second anniversary and in full after the third anniversary. Options granted to the Executive Vice Presidents are fully exercisable after the third anniversary of the grant date provided that the respective business unit of each Executive Vice President meets certain defined financial criteria established by the committee. In the event a business unit does not achieve the established financial criteria, the options do not vest and are forfeited. The committee does retain discretion to make changes to the vesting parameters.

    While to some degree grants were based on subjective factors relating to the performance of individuals, in 2001 the committee continued the practice of having 1995 LTI Plan awards bear a relationship to base salary, based on the target percentages previously suggested by the Corporation's compensation consultant. Recommendations previously supplied by the Corporation's compensation consultant also confirmed that awards of the size granted under the 1995 LTI Plan were fair and reasonable and consistent with corresponding awards made by other corporations.

    In making a target award of long-term incentive compensation to Mr. Benante, the committee considered factors beyond those applicable to other officers. The committee made this award to Mr. Benante to provide a further incentive for him to continue his efforts to advance the interests of the Corporation. Mr. Benante's dedication to the strategic planning process and the progress that continues to be made in identifying and exploring growth opportunities were considered, as was the impact Mr. Benante's efforts could have on future growth. The committee also considered the compensation awarded other chief executive officers, as reported by a compensation consultant advising the Corporation with respect to its overall executive compensation program. A number of objective financial measures of corporate performance were also considered.

                                          JOHN R. MYERS, Chairman
                                          WILLIAM B. MITCHELL
                                          J. MCLAIN STEWART

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the executive compensation committee is an officer or an employee of the Corporation or any of its subsidiaries, and no member has any interlocking or insider relationships with the Corporation which are required to be reported under applicable rules and regulations of the Securities and Exchange Commission.

                           SUMMARY COMPENSATION TABLE

    The following table contains information concerning the five most highly compensated executive officers of the Corporation as of December 31, 2001.

                                                                          LONG-TERM COMPENSATION
                                                                      -------------------------------
                                                                            AWARDS          PAY-OUTS
                                                                      ------------------   ----------
                                          ANNUAL COMPENSATION                (g)
               (a)                  -------------------------------       SECURITIES          (h)             (i)
        NAME AND PRINCIPAL          (b)         (c)          (d)          UNDERLYING          LTIP         ALL OTHER
             POSITION               YEAR     SALARY(1)      BONUS          OPTIONS         PAYOUTS(2)   COMPENSATION(3)
             --------               ----     ---------      -----          -------         ----------   ---------------
                                                                      (NUMBER OF SHARES)
                                                                      ------------------
Martin R. Benante, Chairman and     2001     $469,231      $352,500         21,186          $43,189         $6,434
Chief Executive Officer of          2000     $359,616      $170,000         11,646          $41,107         $3,897
Curtiss-Wright Corp.                1999     $232,577      $ 81,840         14,987          $ --            $3,505
Gerald Nachman, Executive V.P. of   2001     $348,308      $202,561         12,712          $ --            $2,988
Curtiss-Wright Corp.; President,    2000     $337,308      $170,000          6,599          $70,110         $2,794
Metal Improvement Company, Inc.     1999     $330,000      $243,950          8,603          $ --            $2,794
George J. Yohrling, Executive V.P.  2001     $275,308      $158,118         12,712          $ --            $1,347
of Curtiss-Wright Corp.;            2000     $249,058      $135,034          4,930          $ --            $1,325
President, Curtiss-Wright Flight    1999     $232,300      $ 59,299          5,735          $ --            $1,321
Systems, Inc.
Joseph Napoleon, Executive V.P. of  2001     $245,100      $146,730         12,712          $14,245         $3,040
Curtiss-Wright Corporation;         2000     $192,780      $ 77,275          3,882          $13,297         $2,675
President of Curtiss-Wright Flow    1999     $140,472      $ 26,532          4,171          $ --            $1,895
Control Corporation
Glenn E. Tynan, Controller of       2001     $160,365      $ 73,500          2,542          $ --            $3,473
Curtiss-Wright Corporation(4)       2000     $ 91,212      $  --             1,553          $ --            $1,983
                                    1999     $  --         $  --                            $ --            $--

---------

(1) Includes salaries and amounts deferred under the Corporation's Savings and Investment Plan and Executive Deferred Compensation Plan.

(2) Payments made to eligible employees based upon the maturity of performance unit grants made in 1997 under the Corporation's 1995 LTI Plan. Year 2000 was the first year such payments were made under the 1995 LTI Plan. Payments are conditioned upon the achievement of financial performance of the Corporation and its subsidiaries. Refer to discussion below for additional details with regards to Performance Unit payments.

(3) Includes premium payments for executive life insurance paid by the Corporation during the covered fiscal year for term life insurance.

(4) Mr. Tynan commenced his employment with the Company on May 31, 2000.

                               PERFORMANCE UNITS

    Pursuant to the Corporation's 1995 LTI Plan, the executive compensation committee of the board of directors awarded performance units in November 2001 to its executive officers, senior managers and other key employees.

    Performance units are denominated in dollars and payable in cash three years after their award date, contingent upon attaining an average annual return on capital and an average annual growth rate based upon objectives established by the executive compensation committee of the board of directors. Awards to employees of the Corporation's business units are based on the extent to which these objectives are achieved by the business unit, or units, with which the employees are affiliated. Awards to employees of the corporate office are based on the extent to which the Corporation as a whole achieves these objectives.

    The values shown below reflect the potential value at a target value of one dollar per unit payable at the end of the three-year performance period if the Corporation's average return on capital and average annual growth rate objectives are attained. The chart also reflects the fact that each unit may prove to be worth a maximum of approximately two dollars if both performance targets are substantially exceeded, or nothing at all, depending upon the extent to which the performance targets are not met.

                           AWARD OF PERFORMANCE UNITS

                                        NUMBER OF       MINIMUM                  MAXIMUM     PERFORMANCE
               NAME                       UNITS          VALUE    TARGET VALUE   VALUE(1)      PERIOD
               ----                       -----          -----    ------------   --------      ------
M. Benante.........................    2001 - 150,000     $0        $150,000     $304,500       2002-2004
                                       2000 - 150,000     $0        $150,000     $304,500       2001-2003
                                       1999 - 140,250     $0        $140,250     $284,708       2000-2002

G. Nachman.........................    2001 - 150,000     $0        $150,000     $304,500       2002-2004
                                       2000 -  85,000     $0        $ 85,000     $172,550       2001-2003
                                       1999 -  82,500     $0        $ 82,500     $167,475       2000-2002

G. Yohrling........................    2001 - 150,000     $0        $150,000     $304,500       2002-2004
                                       2000 -  63,500     $0        $ 63,500     $128,905       2001-2003
                                       1999 -  55,000     $0        $ 55,000     $111,650       2000-2002

J. Napoleon........................    2001 - 150,000     $0        $150,000     $304,500       2002-2004
                                       2000 -  50,000     $0        $ 50,000     $101,500       2001-2003
                                       1999 -  40,000     $0        $ 40,000     $ 81,200       2000-2002

G. Tynan(2)........................    2001 -  30,000     $0        $ 30,000     $ 60,900       2002-2004
                                       2000 -  20,000     $0        $ 20,000     $ 40,600       2001-2003
                                       1999 -             $0        $            $              2000-2002

---------

(1) The performance units are denominated in dollars and are contingent upon satisfaction of performance objectives keyed to profitable growth over a period of three fiscal years commencing with the fiscal year following such awards. Based upon the satisfaction of performance objectives, the value of the units is determined by comparing the number of units to the extent to which objectives were satisfied and assigning a percentage from a pre-established matrix. The maximum percentage available is 203%. If retirement occurs at age sixty-five or thereafter, the performance units are still payable to the employee over the three years following the date of retirement, prorated for the period of employment prior to retirement.

(2) Mr. Tynan commenced his employment with the Company on May 31, 2000.

                      OPTIONS GRANTED IN LAST FISCAL YEAR
          PURSUANT TO THE CORPORATION'S 1995 LONG-TERM INCENTIVE PLAN

                                                  % OF
                                  SHARES      TOTAL OPTIONS
                                COVERED BY     GRANTED TO      EXERCISE
                                  OPTIONS     EMPLOYEES IN      PRICE                          GRANT DATE
             NAME               GRANTED(1)        2001        PER SHARE    EXPIRATION DATE  PRESENT VALUE(2)
             ----               ----------        ----        ---------    ---------------  ----------------
Martin R. Benante.............    21,186          10.2%         $43.70     Nov. 20, 2011        $287,494

Gerald Nachman................    12,712           6.1%         $43.70     Nov. 20, 2011        $172,502

George J. Yohrling............    12,712           6.1%         $43.70     Nov. 20, 2011        $172,502

Joseph Napoleon...............    12,712           6.1%         $43.70     Nov. 20, 2011        $172,502

Glenn E. Tynan................     2,542           1.2%         $43.70     Nov. 20, 2011        $ 34,495

---------

(1) Options were granted with an exercise price of 100% of the market price on the date of grant. The options are usually exercisable to the extent of one third of the total number of shares covered beginning on the first anniversary of the grant, two thirds from the second anniversary and in full after the third anniversary. The options awarded to Messrs. Nachman, Yohrling and Napoleon on November 20, 2001 vest in their entirety on November 20, 2004 only upon the achievement of certain financial goals by their respective business units. The options are not transferable other than upon the death of the optionee, in which case they are transferable pursuant to a designation of the optionee, or by will or by the laws of descent and distribution. If the optionee terminates his or her employment the option expires upon such event; however, if employment is terminated by early retirement under a retirement plan of the Corporation, the option may be exercised within three months following the date of retirement. If retirement occurs at age sixty-five or thereafter, the option may be exercised within three years of the date of retirement but no later than ten years following the option grant date.

(2) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula, which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not true for the Corporation's options granted to executive officers and other employees. Therefore, the values shown are theoretical and are not intended to reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Corporation's stock at a future date. In addition to the stock price at time of grant and the exercise price, which are identical, the following assumptions were used to calculate the values shown: expected dividend yield (1.37 percent, the current yield of the Corporation's common shares on the grant date), expected stock price volatility (24.18 percent, the most recent volatility for the month-end stock prices of the Corporation's common shares for the preceding 3 years), risk-free rate of return (4.66 percent equal to the yield on a 7-year U.S. Treasury bond on the option grant date), and expected exercise of options within seven years from the date of the grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         (d)
                                                                      NUMBER OF              (e)
                                                                     SECURITIES            VALUE OF
                                                                     UNDERLYING          UNEXERCISED
                                                                     UNEXERCISED         IN-THE-MONEY
                                                                  OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                       (b)                            YEAR-END           YEAR-END(1)
                                     SHARES             (c)           --------           -----------
               (a)                  ACQUIRED           VALUE        EXERCISABLE/         EXERCISABLE/
              NAME                 ON EXERCISE      REALIZED($)     UNEXERCISABLE       UNEXERCISABLE
              ----                 -----------      -----------     -------------       -------------
Martin R. Benante................       0               $0          31,548/32,643     $ 438,804/$122,632
Gerald Nachman...................       0               $0          46,053/19,979     $  779,152/$80,038
George J. Yohrling...............       0               $0          24,546/17,910     $  416,076/$70,531
Joseph Napoleon..................       0               $0           9,134/16,690     $  131,052/$65,337
Glenn E. Tynan...................       0               $0              518/3,577     $       16/$10,326

---------

(1) Calculated by determining the difference between the fair market value of the common stock underlying the options on December 31, 2001 ($47.75, the closing price on the New York Stock Exchange Composite Transactions) and the exercise price of the options on that date.

TERMINATION OF EMPLOYMENT

    Pursuant to a policy designed to retain key employees established by the Corporation's board of directors in 1977, the Corporation has at-will severance agreements with Messrs. Benante, Nachman, Yohrling, Napoleon and Tynan, as well as a number of other key employees, which provide for the payment by the Corporation of severance pay, in the case of involuntary termination of employment other than for cause, in an amount equal to one year's base salary and bonus at the time of termination, as well as the continued availability of certain employee benefits, for a period of one year following termination. The at-will severance agreements provide that such severance pay and benefits also would be made available in the case of voluntary retirement or termination of employment, which is the direct result of a change in the terms or conditions of employment, including a reduction in compensation or in job responsibilities. At the option of the employee, said amount of severance pay may be paid over the two-year period following such termination, in which case such employee benefits would continue in effect for the same period. Under the at-will severance agreements, the payment of severance pay, and the availability of benefits, is contingent upon a number of conditions, including the employee's performance of his agreements with respect to providing consulting services, releasing the Corporation from any employment related claims, and not entering into competition with the Corporation.

    The Company entered into a Mutual Separation Agreement with Mr. Robert A. Bosi, formerly the Corporation's Vice President -- Finance on November 12, 2001. Pursuant to this Agreement, Mr. Bosi resigned as an employee of the Company as of November 12, 2001, and the Company agreed to (i) pay Mr. Bosi his base salary of $196,000 for seventeen months (the "Severance Period"); (ii) pay Mr. Bosi his full target bonus of $87,500 for fiscal 2001 (iii) permit Mr. Bosi to continue to vest in his stock options through the Severance Period; and (iv) permit
Mr. Bosi to continue to participate in the Company's group medical and dental programs and life and disability insurance programs in accordance with the terms of such plans as applicable to employees generally, until the sooner of the conclusion of the Severance Period or his eligibility for such benefit at a new employer. In the event that Mr. Bosi violates his nondisclosure and confidentiality obligations to the Company, his right to receive the benefits listed in (i) and (iii) shall terminate and he shall be required to repay any amounts received under (i) and (ii) during the Severance Period.

    The Company also entered into a Mutual Separation Agreement with Mr. Brian
D. O'Neill, formerly the Corporation's General Counsel and Corporate Secretary on June 4, 2001. Pursuant to this Agreement, Mr. O'Neill resigned as an employee of the Company as of June 4, 2001, and the Company agreed to (i) pay Mr. O'Neill his base salary of $160,000 for seventeen months (the "Severance Period"); (ii) permit Mr. O'Neill to continue to vest in his stock options through the Severance Period; and (iii) permit Mr. O'Neill to continue to participate in the Company's group medical and dental programs and life and disability insurance programs in accordance with the terms of such plans as applicable to employees generally, until the sooner of the conclusion of the Severance Period or his eligibility for such benefit at a new employer. In the event that Mr. O'Neill violates his nondisclosure and confidentiality obligations to the Company, his right to receive the benefits listed in (i) and
(ii) shall terminate and he shall be required to repay any amounts received under (i) during the Severance Period.

    Consistent with the Corporation's policy designed to retain key employees, the Corporation also has Change in Control severance protection agreements with Messrs. Benante, Nachman, Yohrling, Napoleon and Tynan. The agreements with Messrs. Benante, Nachman, Yohrling, and Napoleon provide for payment of severance pay equal to three times the sum of the executive's base salary and average annual bonus over a three-year period and the continued availability of certain employee benefits for a period of two years following termination of employment, in each case if employment is terminated within twenty-four months following a change in control of the Corporation. The Corporation's Change in Control severance protection agreement with Mr. Tynan provides for payment of severance pay equal to two times the sum of his base salary and average annual bonus over a two-year period, and the same benefits as described above.
Mr. Benante's agreement also differs from those of Messrs. Nachman, Yohrling, Napoleon, and Tynan in that Mr. Benante may voluntarily terminate his employment with Curtiss-Wright for any reason after the first year of service following a change in control, and still obtain the benefits provided for under the agreement.

    All Change in Control severance protection agreements provide for the vesting of all benefits accrued through the termination of employment in the Corporation's Retirement and Retirement Benefits Restoration Plans; provided however, that if vesting under any such Plan is not permitted by applicable law, an actuarially determined lump sum shall be paid in an amount equaling the non-vested benefit under the applicable Plan. All Change in Control severance protection agreements further provide that upon a change in control any previously awarded performance units under the Corporation's 1995 LTI Plan shall be paid on a pro-rata basis for the period of employment and that previously awarded stock options shall become fully vested and exercisable. The severance pay and benefits under the Change-in-Control severance protection agreements are in lieu of any that would be provided under the Corporation's at-will severance agreements previously discussed above.

RETIREMENT PLAN

    The Corporation's Retirement Plan (the "Retirement Plan") is a tax qualified, defined benefit, trusteed plan. The Plan is non-contributory and covers most employees, including the Corporation's executive officers. On September 1, 1994, the Corporation amended the Retirement Plan. Benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. As of September 1, 1994 the following monthly pension benefits had been accrued:
Martin R. Benante, $137; Gerald Nachman, $11,885; George J. Yohrling, $2,559; and Joseph Napoleon, $2,261. Mr. Tynan commenced employment with the Corporation on May 31, 2000 and therefore did not accrue a monthly pension under the Retirement Plan prior to September 1, 1994. These benefits are indexed to reflect increases in compensation, as defined, from that date forward. The Retirement Plan as amended provides for an annual benefit at age 65 of 1.5% times the five year final average compensation in excess of social security covered compensation plus 1% of the five year final average compensation up to social security covered compensation, in each case multiplied by the participant's years of service after September 1, 1994, not to exceed 35. In addition, a participant earns a pay-based cash balance credit equal to 3% of his or her compensation.

    In April 1999, the Corporation entered into supplemental retirement agreements with Messrs. Nachman and Yohrling. The agreements provide certain enhanced retirement benefits on an annual basis for as long as Messrs. Nachman and Yohrling remain in the employ of the Corporation. A copy of a Standard Supplemental Retirement Agreement is attached as Exhibit (10) to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2000, filed with the United States Securities and Exchange Commission on August 14, 2000. The Corporation recently renewed both agreements in accordance with their respective terms and conditions with Mr. Nachman and Mr. Yohrling. As of February 1, 2002, Mr. Nachman had accrued an additional monthly benefit of $3,000 and Mr. Yohrling had accrued an additional monthly benefit of $1,500.

    The chart below illustrates the estimated aggregate amount of annual benefits on a straight life annuity basis attributable to service on or after September 1, 1994 that would be payable on retirement at age 65 to an employee in the compensation classification specified, under various assumptions as to compensation and years of service. The current compensation covered by the Retirement Plan is substantially equivalent to the cash compensation reported under the headings entitled "Salary" and "Bonus" on page 17 of this Proxy Statement for the executive officers listed there.

                                                                   YEARS OF SERVICE
                                                 ----------------------------------------------------
COMPENSATION                                        15         20         25         30         35
------------                                        --         --         --         --         --
  $125,000   ..................................  $ 25,160   $ 33,547   $ 41,934   $ 50,320   $ 58,707
   150,000   ..................................    30,785     41,047     51,309     61,570     71,832
   175,000   ..................................    36,410     48,547     60,684     72,820     84,957
   200,000   ..................................    42,035     56,047     70,059     84,070     98,082
   225,000   ..................................    47,660     63,547     79,434     95,320    111,207
   250,000   ..................................    53,285     71,047     88,809    106,570    124,332
   300,000   ..................................    64,535     86,047    107,559    129,070    150,582
   400,000   ..................................    87,035    116,047    145,059    174,070    203,082
   450,000   ..................................    98,285    131,047    163,809    196,570    229,332
   500,000   ..................................   109,535    146,047    182,559    219,070    255,582
   550,000   ..................................   120,785    161,047    201,309    241,570    281,832

    Under the Employee Retirement Income Security Act of 1974 ("ERISA"), many employees elect a survivor option payable to the employee's spouse and, as a consequence, the amount actually received on retirement by such employee would be less than indicated above. The Internal Revenue Code provides that effective January 1, 2001 the maximum allowable annual benefit under the Retirement Plan is $160,000 (adjusted for each year of employment beyond age 65) and the maximum allowable annual compensation that may be included in the calculation of a benefit under the Retirement Plan is $200,000. These limits are substantially lower than the maximum amounts shown above. Accordingly, the Corporation maintains a Retirement Benefits Restoration Plan (the "Restoration Plan") whereby all participants in the Retirement Plan whose benefits or compensation under the Retirement Plan would exceed the limitations imposed by the Internal Revenue Code will receive a supplemental retirement benefit equal to the excess of the benefit which would have been payable to them under the Retirement Plan but for said limitations, over the amount payable under the generally applicable formulas of the Retirement Plan, given said limitations. Such supplemental benefit is not funded. The amounts set forth above include amounts payable pursuant to the Restoration Plan. Benefit amounts are not subject to reduction for any Social Security benefits to which Plan participants may be entitled. Credited years of service under the Retirement Plan at December 31, 2001 are as follows: Gerald Nachman, 27 years; George J. Yohrling, 25 years; Martin R. Benante, 23 years; Joseph Napoleon, 32 years; and Glenn E. Tynan, 2 years. For each of these persons as of said date, credited service for purposes of the pay-based cash balance credit referred to above includes seven years and four months under the preceding chart.

    In the event of a change in control, the Corporation has agreed to fund a "Rabbi" trust agreement between the Corporation and PNC Bank, N.A. dated
January 30, 1998, which provides for the payment of the Corporation's obligation under the Restoration Plan referred to in the preceding paragraph.

COMPENSATION OF DIRECTORS

    Currently all directors, excluding Mr. Lasky, who are not also employees of the Corporation receive an annual director's fee of $20,000 and meeting fees of $1,200 for every board and committee meeting attended. Additionally, an annual retainer for the chairman of committees is paid at the rate of $3,000 per annum. The board of directors also operates under a fee structure, not to exceed $2,000 per day, for non-employee directors who provide services to the Corporation beyond the normal duties of the director. Any such services must be authorized in advance by the board of directors and requested by the chairman of the board. Pursuant to the 1996 Stock Plan for Non-Employee Directors (the "Stock Plan for Directors") non-employee directors may elect to receive their annual director fees and meeting fees in the form of common stock of the Corporation or in cash or both. Elections have been made to receive shares in lieu of cash fees and to defer receipt of said shares. In 2001, four non-employee directors received a portion of their 1999 and 1998 deferred compensation under the Stock Plan for Directors totaling an aggregate of 2,442 shares of the Corporation's Common stock. The aggregate balance of said deferred shares remaining in the Stock Plan for Directors was 11,630 as of December 31, 2001. The shares issued to the four non-employee directors are included in the table on page 6. The aggregate balance of shares remaining in the Stock Plan for Directors has not been included in the table on page 6, since these shares have not yet been issued. In addition, in accordance with the terms of the Stock Plan for Directors each non-employee director on the board in 1996 received 516 restricted shares of common stock in 1996. S. Marce Fuller received 389 restricted shares in April 2000 after her election to the board of directors at the 2000 Annual Meeting of Stockholders. In June 2001, the restrictions on the initial stock grants to Messrs. Busey, Mitchell, Myers, Sihler, and Stewart lapsed. Pursuant to the terms of the Stock Plan for Directors, Messrs. Busey, Mitchell, Myers, Sihler, and Stewart received 311 restricted shares of Common stock for serving five years as directors from the date of the initial grant in 1996. The shares will remain restricted for a period of five years from the date of grant and during that period may not be sold or transferred and are subject to forfeiture if the director resigns or declines to continue serving as such during that period. These shares are included in the table on page 6. For each director who is not an employee, the Corporation also provides group term life insurance coverage in the amount of $150,000.

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative total stockholder returns (assuming the reinvestment of dividends) on common stock of the Corporation with such returns of companies listed on the Russell 2000 Index and the S & P Aerospace/Defense Index. The graph assumes $100 invested on December 31, 1996 in stock of the Corporation and the companies on each of these indices.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG CURTISS-WRIGHT CORP., THE RUSSELL 2000 INDEX
                     AND THE S&P AEROSPACE/DEFENSE INDEX

                              [PERFORMANCE GRAPH]

                             12/96   12/97   12/98   12/99   12/00   12/01
                             -----   -----   -----   -----   -----   -----
Curtiss-Wright               $100    146.43  155.87  152.92  195.25  202.86
S&P Aerospace/Defense        $100    102.88   78.87   76.83  121.13  100.50
Russell 2000                 $100    122.36  119.25  144.60  140.23  143.71
Curtiss-Wright-Class B**                                    $100.00  104.19

* $100 invested on 12/31/96 in Common Stock or Index, and on 11/6/01 in Class B-including Reinvestment of Dividends. Fiscal Year ending December 31.

** Curtiss-Wright Class B common stock commenced trading on the New York Stock
   Exchange on November 29, 2001.

       SECURITY OWNERSHIP AND TRANSACTIONS WITH CERTAIN BENEFICIAL OWNERS

    The following information is given with respect to the persons who, to the knowledge of the Corporation, own beneficially more than 5% of any class of the voting securities of the Corporation outstanding as of February 14, 2002.

                                                               AMOUNT AND NATURE
                                  NAME & ADDRESS OF              OF BENEFICIAL      PERCENT
    TITLE OF CLASS                 BENEFICIAL OWNER                OWNERSHIP        OF CLASS
    --------------                 ----------------                ---------        --------
Common Stock             Argonaut Group, Inc(1)                 822,200 shares       14.4%
                         1800 Avenue of the Stars                  Indirect
                         Los Angeles, Cal. 90067

Common Stock             GAMCO Investors, Inc.,(2)              760,650 shares       13.3%
                                                                    Direct
                         Gabelli Funds, LLC,                    259,000 shares        4.5%
                                                                    Direct
                         Gabelli Securities, Inc.                 500 shares      Less than 1%
                                                                    Direct
                         Gabelli & Company, Inc.                  100 shares      Less than 1%
                         Corporate Center at Rye                    Direct
                         Rye, NY 10580

Common Stock             Royce & Associates, Inc.(3)            944,000 shares       16.5%
                         1414 Ave. of the Americas                  Direct
                         New York, NY 10019

Common Stock             Dimensional Fund Advisors, Inc.(4)     348,199 shares        6.1%
                         1299 Ocean Avenue                          Direct
                         Santa Monica, CA 90401

Class B Common Stock     Singleton Group LLC(5)                 942,103 shares       21.5%
                         335 North Maple Drive                      Direct
                         Beverly Hills, CA 90210

Class B Common Stock     George Kozmetsky(6)                    266,540 shares        6.1%
                         P.O. Box 2253                              Direct
                         Austin, TX 78768

---------

(1) This information is as of October 9, 1986 and is based upon a report on
    Schedule 13D filed by Argonaut Group, Inc. with the Securities and Exchange Commission.

(2) This information is as of February 25, 2002 and is based upon a report on
    Schedule 13D filed by Gabelli Asset Management Inc with the Securities and Exchange Commission.

(3) This information is as of February 7, 2002 and is based upon a report on
    Schedule 13D filed by Royce & Associates, Inc. with the Securities and Exchange Commission.

(4) This information is as of February 12, 2002 and is based upon a report on
    Schedule 13G filed by Dimensional Fund Advisors, Inc. with the Securities and Exchange Commission.

(5) This information is as of March 1, 2002 and is based upon a report on
    Schedule 13D filed by joint reporting persons: Singleton Group LLC, Caroline
    W. Singleton, William W. Singleton, and Donald E. Rugg, with the Securities and Exchange Commission.

(6) This information is based on a distribution ratio of 6.4948 shares of Class B common stock for each 100 shares of Unitrin stock as reported on Schedule 13D dated August 24, 2000.

                                   PROPOSAL 3
                         AMENDMENT OF THE CORPORATION'S
                         1995 LONG-TERM INCENTIVE PLAN

    The Corporation's stockholders are being asked to approve an amendment of the Corporation's 1995 LTI Plan, to increase the number of shares of the Corporation's common stock, both Common and Class B, reserved for issuance under the 1995 LTI Plan by 500,000 shares. The board of directors unanimously adopted this amendment, subject to stockholder approval at the Annual Meeting.

    The proposed amendment will assure that a sufficient reserve of common stock remains available for issuance under the 1995 LTI Plan to accommodate the Corporation's recent growth in 2001 and anticipated growth in 2002 as well as allow the Corporation to continue to utilize equity incentives to attract and retain the services of key individuals and other personnel essential to the Corporation's long-term growth and financial success. The Corporation relies significantly on equity incentives in the form of stock option grants and performance units in order to attract and retain key employees and other personnel and believes such equity incentives are necessary for the Corporation to remain competitive in the marketplace for executive talent and other key employees.

    Option grants made to newly hired or continuing employees will be based on both competitive market conditions and individual performance. The following is a summary of the principal features of the 1995 LTI Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1995 LTI Plan. Any stockholder of the Corporation who wishes to obtain a copy of the actual plan document may do so without charge upon written request to the Corporate Secretary at the Corporation's principal executive offices in Lyndhurst, New Jersey, or locate a copy attached as Exhibit A to the Corporation's Definitive Proxy Materials filed with the Securities and Exchange Commission on March 22, 1995.

THE LONG-TERM INCENTIVE PLAN GENERALLY

    The board originally adopted and shareholders approved the 1995 LTI Plan in May 1995. The 1995 LTI Plan has been amended from time to time since its initial adoption. Currently, awards may not be granted pursuant to the 1995 LTI Plan after May 5, 2005. The 1995 LTI Plan provides for the grant of performance based awards to key employees, including employees who are officers and members of the board. Non-employee directors may not receive awards under the 1995 LTI Plan. The Corporation currently has approximately 200 employees who are eligible to participate in the 1995 LTI Plan. Option based awards may be granted under the 1995 LTI Plan in the form of incentive stock options or non-qualified stock options.

SHARES AVAILABLE UNDER THE PLAN

    As of December 31, 2001, options covering 794,957 shares reserved for issuance have been granted. The Board proposes to amend the Plan to increase the number of shares that can be issued from 1,000,000 to 1,500,000. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of Curtiss-Wright's common stock.

PLAN ADMINISTRATION

    The compensation committee of the board of directors administers the 1995 LTI Plan. Subject to the specific terms of the 1995 LTI Plan, the committee determines eligibility as well as the timing, type, amount and terms of grants. The committee also interprets the 1995 LTI Plan and the terms of any awards granted under the 1995 LTI Plan. The committee also makes all other determinations necessary or advisable for the 1995 LTI Plan's administration. No award to any individual employee during any calendar year may exceed fifty thousand (50,000) shares, subject to any adjustment for a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of the Corporation's stock.

STOCK OPTIONS

    The committee may grant a participant the option to purchase shares of the Corporation's securities through incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options not qualified under Section 422 of the Code ("non-qualified stock options") or a combination of both. Incentive and non-qualified stock options must be granted at not less than 100% of the fair market value of the underlying common stock on the date the option is granted, except for up to 25% of the shares which may be granted in the form of non-qualified stock options priced at no less than 50% of the fair market value of the shares of common stock on the date of grant. Upon exercise, the option price is to be paid in full in cash, in shares of common stock, in such other consideration, as the committee may deem appropriate, or through an arrangement with a broker. Options will be exercisable in whole or in such installments and at such times as may be determined by the committee, provided that no incentive stock option may be exercisable more than ten years after the date of its grant.

STOCK APPRECIATION RIGHTS

    The committee may grant key employees the right to receive a payment equal to the appreciation in market value of a stated number of shares of any security from the date of the agreement granting the stock appreciation right (the "base price") to its date of exercise. These stock appreciation rights may or may not be granted in tandem with stock options. Stock appreciation rights granted in tandem with stock options will be exercisable only to the extent the related stock option is exercisable and upon exercise of such a tandem stock appreciation right, the related stock option shall be canceled to the extent of the number of stock appreciation rights exercised and such shares will not thereafter be eligible for grant under the 1995 LTI Plan. The base price for a tandem stock appreciation right will be determined by the committee, but it must not be less than the exercise price of the related stock option.

    Freestanding stock appreciation rights will be exercisable at the time or times determined by the committee. The base price for a free-standing stock appreciation right will be determined by the committee, but it must not be less than the fair market value of the security on the date of the grant of the stock appreciation right.

LIMITED STOCK APPRECIATION RIGHTS

    The committee may grant key employees the right to receive a payment in cash equal to the appreciation over the base price by the greater of either the highest price of shares of common stock paid in connection with a change in control or the highest price of the shares of common stock during the 60 days prior to the change in control. These limited stock appreciation rights may be granted at the time the option or stock appreciation right is granted or at any time thereafter. Limited stock appreciation rights are exercisable in full for a period of seven months following the date of a change in control. If limited stock appreciation rights are exercised, any stock options and stock appreciation rights to which they are attached can no longer be exercised. If the stock options or stock appreciation rights are exercised or terminated, the limited stock appreciation rights are simultaneously canceled.

RESTRICTED STOCK AWARDS

    The 1995 LTI Plan permits the committee to award restricted stock to key employees of the Company (without payment of consideration by the participant) with such terms, conditions, restrictions or limitations as the committee deems appropriate. While the restrictions are in effect, the committee may permit a participant the right to vote shares and the right to receive any dividends. Restricted stock awards may be evidenced by stock certificates, book-entry registrations or in such other manner as the committee determines.

PERFORMANCE SHARES AND PERFORMANCE UNITS

    The 1995 LTI Plan permits the committee to grant performance shares and performance units to key employees, which entitle the participant to convert the performance shares or performance units into shares of common stock or into cash or into a combination thereof, as determined by the committee, if pre-determined performance targets or goals are met. Performance goals include one or more of the following: net earnings, operating income, cash flow, return on equity, return on capital employed, return on assets, and total stockholder return. The committee determines the length of the performance period. Award payments made in cash rather than by the issuance of shares do not result in additional shares being available for reissuance under the 1995 LTI Plan. No participant shall receive a cash award of more than $500,000 in any plan year.

EMPLOYMENT; TRANSFERABILITY

    The Committee is authorized under the 1995 LTI Plan to adopt policies regarding the entitlement of participants who cease to be employed by the Company because of death, disability, resignation, termination or retirement. These policies may vary depending upon the specific circumstances and the individual involved. The rights and interests of a participant under the 1995 LTI Plan, including his or her rights under any award issued or granted under the 1995 LTI Plan, may not be assigned, sold, encumbered or transferred except by will or the laws of descent and distribution in the event of the death of the participant.

TAX CONSEQUENCES

    Participants in the 1995 LTI Plan do not recognize taxable income by reason of the grant or vesting of an option, and the Corporation does not receive a tax deduction by reason of either event. At exercise, the federal tax consequences vary depending on whether the award is an incentive stock option or a non-qualified stock option.

    Incentive Stock Options. Incentive stock options under the 1995 LTI Plan are intended to meet the requirements of Section 422 of the Code. Under this section of the Code, if an option holder acquires stock upon the exercise of an option, no income results to the option holder and the Corporation is not allowed a deduction as a result of such exercise if the following conditions are met: (a) at all times during the period beginning with the date of the grant of the option and ending on the date three months before the date of such exercise, the option holder is an employee of the Corporation or of a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the option is exercised. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock will ordinarily be treated as a long-term capital gain, and any loss will ordinarily be treated as a long-term capital loss, in the year of sale. The exercise of an incentive stock option may result in alternative minimum tax liability to the option holder. If the option holder fails to comply with the employment or holding period requirements discussed above, he will be treated as having received compensation taxable as ordinary income or having received a capital gain in accordance with the provisions of the Code. If the option holder is treated as having received compensation because of this failure to comply with either condition above, an equivalent deduction from income will be allowed to the Corporation in the same year.

    Non-Qualified Stock Options. An option holder who exercises a non-qualified stock option generally realizes compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Corporation is entitled to a deduction from income in the same amount. The option holder's basis in such shares will be the fair market value on the date exercised, and the long-term or short-term capital gain or loss, depending on the holding period of the shares, will be recognized in the year of sale.

    Stock Appreciation Rights. The grant of a stock appreciation right does not result in tax consequences to the Corporation or to the option holder. An option holder who exercises a stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received on the date of exercise, and the Corporation will be entitled to a deduction in the same amount. If an employee allows a stock appreciation right to expire, otherwise than as a result of exercising the related option, the Internal Revenue Service may contend that the employee will have taxable income in the year of expiration equal to the amount of cash or the fair market value of stock which he would have received if he had exercised his stock appreciation right immediately before it expired. In addition, under Treasury Regulations governing incentive stock options, a stock appreciation right with respect to an incentive stock option must be granted at the same time the incentive stock option is granted in order to ensure that the incentive stock option remains qualified as such.

    Limited Stock Appreciation Rights. The grant of a limited stock appreciation right will not result in tax consequences to the Corporation or to a participant. A participant who exercises a limited stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received on the date of exercise, and the Corporation will be entitled to a deduction in the same amount. A participant who does not exercise at the time of a change in control and allows the limited stock appreciation rights to lapse could be taxed as though exercise had occurred at either of those two dates.

    Restricted Stock Awards. Restricted stock awards granted under the 1995 LTI Plan will constitute taxable income to the recipient, and a deductible expense to the Corporation, in the year in which the restrictions lapse unless the participant elects to recognize income in the year the award is made. Unless such an election is made, the amount of the taxable income and corresponding deduction will be equal to the excess of the fair market value of the stock on the date the restrictions lapse over the amount, if any, paid for such stock. The Corporation is also allowed a compensation deduction for dividends paid to participants (provided they have not elected to recognize income at the time of the award) on restricted stock while the restrictions remain in force.

    Performance Shares and Performance Units. Performance shares and performance units awarded under the 1995 LTI Plan will not constitute a taxable event to the recipient until such time as the recipient actually receives shares of common stock or cash related to such award. The amount of taxable income will be equal to the amount of cash received or the fair market value of stock received at such time. The Corporation will be entitled to a compensation deduction in the same year.

PLAN AMENDMENT AND TERMINATION

    Currently, the 1995 LTI Plan will terminate on May 5, 2005. The committee may suspend, reinstate and terminate the 1995 LTI Plan or any portion thereof at any time. In addition, the committee may, from time to time, amend the 1995 LTI Plan in any manner, but may not without stockholder approval adopt any amendment which would (a) increase the number of shares of common stock which may be issued under the 1995 LTI Plan (except in the event of certain extraordinary distributions of cash or shares of stock, as described in the 1995 LTI Plan), or
(b) change the employees or class of employees eligible to participate in the 1995 LTI Plan.

BOARD RECOMMENDATION

    The board of directors unanimously recommends a vote FOR the amendment of the 1995 Long-Term Incentive Plan.

                                   PROPOSAL 4
                            INDEPENDENT ACCOUNTANTS

    The board of directors has nominated the firm of PricewaterhouseCoopers LLP for appointment by the stockholders as independent accountants for the purpose of auditing and reporting upon the financial statements of the Corporation for its fiscal year ending December 31, 2002, subject to the approval of its appointment by stockholders at the Annual Meeting. The firm of

PricewaterhouseCoopers LLP was engaged in 1992 and has served in this capacity for the Corporation through the fiscal year ended December 31, 2001. The selection of PricewaterhouseCoopers LLP to serve as independent accountants of the Corporation was based upon a recommendation by the audit committee of the board of directors and was approved by the full board. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

    If the stockholders fail to so appoint PricewaterhouseCoopers LLP, the board of directors, pursuant to the by-laws of the Corporation, will appoint other independent accountants to perform such duties for the current fiscal year. It is not contemplated that such appointment of other independent accountants would be submitted to the stockholders for ratification. The appointment of independent accountants to serve with respect to the year 2003 would be acted upon by the stockholders at their annual meeting early in that year.

BOARD RECOMMENDATION

    The board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the calendar year ending December 31, 2002.

                         PRINCIPAL ACCOUNTING FIRM FEES

    The following table sets forth the aggregate fees billed to Curtiss-Wright Corporation for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, PricewaterhouseCoopers, LLP:

Audit Fees and Expenses.....................................  $494,622
Financial Information Systems Design and Implementation
  Fees......................................................  $      0
All Other Fees..............................................  $444,211(a)(b)
                                                              --------
                                                              $938,833
                                                              --------
                                                              --------

---------

 (a) Includes fees for tax consulting and other non-audit services.

 (b) The audit committee has determined that provision of these services is compatible with maintaining the principal accountant's independence.

         OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

    The board of directors does not intend to present for action at this annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

                                          By Order of the Board of Directors

                                          MICHAEL J. DENTON
                                          Secretary

Dated: March 5, 2002

                                                                     APPENDIX 1



                       ANNUAL MEETING OF STOCKHOLDERS OF

                           CURTISS-WRIGHT CORPORATION

                                 April 26, 2002

Co. #_______________                                      Acct. #______________

                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                   YOUR CONTROL NUMBER IS [              ]

WHEN PROXY PROOF IS OKAYED PLEASE SIGN & DATE IT HERE__________________________


                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------


   ---  Please mark your
A   X   votes as in this
   ---  example.

                        FOR                     WITHHOLD
                    all nominees               AUTHORITY
                 listed to the  right        to vote for all
                  (except as marked          nominees listed
                    to contrary)               to the right

1. & 2.
     Election           [  ]                       [  ]
     of Directors.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

----------------------------------------------

Nominees:
---------

        Class B             Common
        -------             ------
        M. R. Benante       S. M. Fuller
        J. B. Busey IV
        D. Lasky
        W. B. Mitchell
        J. R. Meyers
        W. W. Sihler
        J. M. Stewart

Only those votes cast by Class B Common Stock stockholders shall be considered for the election of Class B directors, and only those votes cast by Common Stock stockholders shall be considered for the election of the Common director.

                                                      FOR   AGAINST   ABSTAIN
(3) PROPOSAL TO AMEND THE CORPORATION'S
    1995 LONG-TERM INCENTIVE PLAN to increase         [ ]     [ ]       [ ]
    the authorized number of shares under the plan
    by 500,000 shares.

(4) PROPOSAL TO APPROVE THE APPOINTMENT
    OF PRICEWATERHOUSECOOPERS LLP as                  [ ]     [ ]       [ ]
    independent public accountants of the
    Corporation.

             PLEASE MARK, SIGN, DATE AND MAIL IN ENCLOSED ENVELOPE.
                     NO POSTAGE REQUIRED IN UNITED STATES.

Signature_______________  Signature_______________  Date_______________

NOTE: Please sign name as fully and exactly as it appears above. When signing in a fiduciary or representative capacity, please give full title as such. Where more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name and by duly authorized officer.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           CURTISS-WRIGHT CORPORATION

               1200 Wall Street West, Lyndhurst, New Jersey 07071

            This Proxy Solicited on Behalf of the Board of Directors

     The undersigned appoints MARTIN R. BENANTE, GLENN E. TYNAN and MICHAEL J. DENTON and each of them as proxies with power of substitution to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders on April 26, 2002, at the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, New Jersey at 2:00 p.m. local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, as specified, respecting the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH STOCKHOLDER SPECIFICATIONS. THE BOARD OF DIRECTORS OF CURTISS-WRIGHT CORPORATION RECOMMENDS A VOTE "FOR" EACH OF PROPOSAL ONE, PROPOSAL TWO, PROPOSAL THREE AND PROPOSAL FOUR. UNLESS DIRECTED BY THIS PROXY TO VOTE OTHERWISE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND
4. A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE PROXIES OR SUBSTITUTES ACTING AT THE MEETING MAY EXERCISE THE POWERS CONFERRED HEREIN. RECEIPT OF THE ACCOMPANYING NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

                         (To be signed on reverse side)

--------------------------------------------------------------------------------